EXHIBIT 10.29

SEVERANCE AGREEMENT AND RELEASE

The parties to this Severance Agreement and Release (“Agreement”) are Peter Hansen (“Employee”) and New Focus, Inc. (the “Company”) (each a “Party” and jointly the “Parties”).

RECITALS

WHEREAS, Employee was employed by the Company as its Vice President of Sales;

WHEREAS, Employee signed the New Focus, Inc. Employment, Confidential Information, Invention Assignment and Arbitration Agreement with the Company (the “Proprietary Information Agreement”);

WHEREAS, Employee and the Company entered into a Compensation Agreement dated December 20, 2001 (the “Compensation Agreement”);

WHEREAS, Employee was notified on June 25, 2002 that his employment with the Company will terminate on September 27, 2002 (the “Termination Date”);

WHEREAS, the Company granted Employee an option to purchase 81,000 shares of the Company’s common stock on May 17, 2000 (the “First Option”), pursuant to the New Focus, Inc. 1999 Stock Plan Stock Option Agreement dated May 17, 2000 (the “May 17, 2000 Stock Option Agreement”) subject to the terms and conditions thereof and of the New Focus, Inc. 1999 Stock Option Plan;

WHEREAS, Employee exercised the First Option pursuant to the terms of the May 17, 2000 Option Agreement and entered into a Restricted Stock Purchase Agreement dated May 17, 2000 (the “Purchase Agreement”) and paid for the shares with a promissory note in the principal amount of $1,620,000 (the “Note”);

WHEREAS, as of January 10, 2002, 54,000 shares subject to the First Option were unvested and subject to the Company’s right of repurchase as set forth in the Purchase Agreement and 27,000 shares were vested and no longer subject to the Company’s right of repurchase;

WHEREAS, on January 10, 2002, the Company and Employee entered into the New Focus, Inc. Stock Exchange Agreement and Release, whereby the Company exchanged the unvested shares for the cancellation of $1,080,000 of debt evidenced by the Note (which amount is the number of unvested shares times the original purchase price), and amended the Note to reflect that $540,000 (the number of vested shares times the original purchase price) is the principal amount remaining under the Note (the “Vested Debt”);

WHEREAS, the Company granted Employee an option to purchase 144,000 shares of the Company’s common stock on May 17, 2000 (the “Second Option”), pursuant to the New Focus, Inc. 2000 Stock Option Plan Stock Option Agreement dated May 17, 2000 (the “Second May 17, 2000 Stock Option Agreement”), as amended on May 23, 2000 and by the Amendment to Nonstatutory

Stock Option Agreement dated March 7, 2002 (the “March Stock Option Agreement”) and the New Focus, Inc. 2000 Stock Option Plan (the “Stock Option Plan”);

WHEREAS, as of the Termination Date, 67,200 shares subject to the Second Option will have vested and 76,800 shares will be unvested in accordance with the terms and conditions of the March Stock Option Agreement and the Stock Option Plan;

WHEREAS, the Company granted Employee an option to purchase 35,000 shares of the Company’s common stock on June 15, 2000, pursuant to the New Focus, Inc. Nonstatutory Stock Option Agreement dated June 15, 2000 and the Stock Option Plan;

WHEREAS, in connection with the New Focus, Inc. Option Exchange Program (the “Option Exchange Program”), the June 15, 2000 Stock Option Agreement was cancelled and superseded by two stock option grants, the first of which was pursuant to the Stock Option Agreement dated as of July 2, 2001, as amended by the March Stock Option Agreement, pursuant to which Employee was granted an option to purchase 10,500 shares of the Company’s common stock (the “First Replacement Option”), subject to the terms and conditions thereof and of the Stock Option Plan, and, the second of which was pursuant to the Stock Option Agreement dated as of January 3, 2002, as amended by the March Stock Option Agreement, pursuant to which Employee was granted an option to purchase 24,500 shares of the Company’s common stock (the “Second Replacement Option” and, together with the First Replacement Option, the “Option Exchange Grants”), subject to the terms and conditions thereof and of the Stock Option Plan;

WHEREAS, as of the Termination Date, all 10,500 shares subject to the First Replacement Option will have vested in accordance with the terms and conditions of the Option Exchange Program, the March Stock Option Agreement and the Stock Option Plan;

WHEREAS, as of the Termination Date, 4,083 shares subject to the Second Replacement Option will have vested and 20,417 shares will be unvested in accordance with the terms and conditions of the Option Exchange Program, the March Stock Option Agreement and the Stock Option Plan;

WHEREAS, in connection with the New Focus, Inc. Supplemental Option Grant Program, Employee was granted an option to purchase 93,600 shares of the Company’s common stock on January 3, 2002 (the “Supplemental Option Grant”) pursuant to the New Focus, Inc. Stock Option Agreement dated as of January 3, 2002, as amended by the March Stock Option Agreement, and subject to the terms and conditions thereof and of the Stock Option Plan;

WHEREAS, as of the Termination Date, 29,640 shares subject to the Supplemental Option Grant will have vested and 63,960 shares will be unvested in accordance with the terms and conditions of the March Stock Option Agreement and the Stock Option Plan;

WHEREAS, Employee was granted an option to purchase 125,000 shares of the Company’s common stock on January 3, 2002 (the “Additional Officer Option Grant”) pursuant to the New

Focus, Inc. Stock Option Agreement dated as of January 3, 2002, as amended by the March Stock Option Agreement, and subject to the terms and conditions thereof and of the Stock Option Plan;

WHEREAS, as of the Termination Date, no shares subject to the Additional Officer Option Grant will have vested and 125,000 shares will be unvested in accordance with the terms and conditions of the March Stock Option Agreement and the Stock Option Plan; and,

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that Employee may have against the Company, including, but not limited to, any and all claims arising or in any way related to Employee’s employment with or separation from the Company.

NOW THEREFORE, in consideration of the promises made herein, the Parties agree as follows:

COVENANTS

1.    Consideration.

(a)    Payment of Salary and Bonus.    The Company agrees to pay Employee the lump sum equivalent of one year of Employee’s base salary for a total of Two Hundred and Ten Thousand Dollars ($210,000), less applicable withholding, in accordance with the Company’s regular payroll practices. This payment shall be made to Employee within ten (10) business days following the Effective Date of this Agreement. On the same date, the Company also shall pay Employee the last One Hundred and Eighty Thousand Dollar ($180,000) installment of his retention bonus, less applicable withholding, pursuant to the Compensation Agreement.

(b)    Payment for COBRA Coverage.    Employee’s Company-provided health insurance benefits will cease on September 30, 2002, subject to Employee’s right to continue his health insurance under COBRA. The Company agrees to pay directly to the applicable carrier or provider COBRA payments for Employee and Employee’s eligible family members for twelve (12) months beginning on October 1, 2002, provided Employee timely elects to continue his health insurance. Employee agrees to promptly notify the Company if he obtains health insurance through alternative employment before the expiration of the twelve-month period. The Company will cease making COBRA payments at that point. Employee shall cease accruing employee benefits, including, but not limited to, vacation time and paid time off, as of the Termination Date. Employee’s participation in all other benefits and incidents of employment also shall cease on the Termination Date.

(c)    Acceleration of Vesting and Extension of Exercise Periods.

(i)    Second Replacement Option.    Employee acknowledges and agrees that as of the Termination Date, the number of shares subject to the Second Replacement Option in which Employee shall be vested equals 4,083 shares, none of which Employee has exercised. As of the Termination Date, the Company agrees to accelerate the vesting as to all 20,417 unvested shares subject to the Second Replacement Option, such that all 24,500 shares subject to the Second Replacement Option shall be vested (the “Second Replacement Option Vested Shares”). In addition, the Company agrees to extend the exercise period, allowing Employee to exercise the Second Replacement Option Vested Shares on or before September 27, 2003. The Second Replacement Option Vested Shares shall continue to be governed by the terms and conditions of the March Stock Option Agreement, the Stock Option Plan and the Option Exchange Program.

(ii)    Supplemental Option Grant.    Employee acknowledges and agrees that as of the Termination Date, the number of shares subject to the Supplemental Option Grant in which Employee shall be vested equals 29,640 shares, none of which Employee has exercised. As of the Termination Date, the Company agrees to accelerate the vesting as to all 63,960 unvested shares subject to the Supplemental Option Grant, such that all 93,600 shares subject to the Supplemental Option Grant shall be vested (the “Supplemental Option Grant Vested Shares”). In addition, the Company agrees to extend the exercise period, allowing Employee to exercise the Supplemental Option Grant Vested Shares on or before September 27, 2003. The Supplemental Option Grant Vested Shares shall continue to be governed by the terms and conditions of the March Stock Option Agreement and the Stock Option Plan.

(iii)    Additional Officer Option Grant.    Employee acknowledges and agrees that as of the Termination Date, Employee shall not be vested in any shares subject to the Additional Officer Option Grant. As of the Termination Date, the Company agrees to accelerate the vesting as to all 125,000 unvested shares subject to the Additional Officer Option Grant, such that all 125,000 shares subject to the Additional Officer Option Grant shall be vested (the “Additional Officer Option Grant Vested Shares”). In addition, the Company agrees to extend the exercise period, allowing Employee to exercise the Additional Officer Option Grant Vested Shares on or before September 27, 2003. The Additional Officer Option Grant Vested Shares shall continue to be governed by the terms and conditions of the March Stock Option Agreement and the Stock Option Plan.

2.    Other Stock Options.    Except as set forth above, Employee shall cease vesting in any and all stock options on the Termination Date.

(a)    First Option.    Employee acknowledges and agrees that as of the Termination Date, the number of shares subject to the First Option in which Employee shall be vested equals 27,000 shares, all of which Employee has exercised. Employee reaffirms his obligation to pay the Company for his Vested Debt as set forth in the amended Note and in the New Focus, Inc. Stock Exchange Agreement and Release. The Note is due and payable on or before November 26, 2002.

(b)    Second Option.    Employee acknowledges and agrees that as of the Termination Date, the number of shares subject to the Second Option in which Employee shall be vested equals 67,200 shares, none of which Employee has exercised (the “Second Option Vested Shares”), and the number of shares subject to the Second Option in which Employee shall not have vested equals 76,800 shares (the “Unvested Shares”). The Second Option Vested Shares and the Unvested Shares shall continue to be governed by the terms and conditions of the March Stock Option Agreement and the Stock Option Plan. In accordance with the terms of the March Stock

Option Agreement, in the event of a Change in Control of the Company within ninety (90) days of the Termination Date, one hundred percent (100%) of Employee’s Unvested Shares, or 76,800 shares, shall automatically vest and be exercisable in accordance with the terms of the March Stock Option Agreement and the Stock Option Plan. If no Change of Control event occurs, Employee shall be entitled to exercise the Second Option on or before December 26, 2002, in accordance with the terms of the March Stock Option Agreement and the Stock Option Plan.

(c)    First Replacement Option.    Employee acknowledges and agrees that as of the Termination Date, the number of shares subject to the First Replacement Option in which Employee shall be vested equals 10,500 shares (the “First Replacement Option Vested Shares”), none of which Employee has exercised. Employee shall be entitled to exercise the First Replacement Option Vested Shares on or before December 26, 2002, in accordance with the terms of the Option Exchange Program, the March Stock Option Agreement and the Stock Option Plan. The First Replacement Option Vested Shares shall continue to be governed by the terms and conditions of the March Stock Option Agreement, the Stock Option Plan and the Option Exchange Program.

3.    Payment of Compensation and Benefits.    Employee acknowledges and represents that the Company has paid all salary, wages, severance, bonuses, living expenses, commissions, stock, stock options, vesting and any and all other benefits due to Employee, with the exception of any accrued vacation pay, which shall be paid to Employee on the Termination Date.

4.    Release of Claims.    Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former: officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns (the “Releasees”). Employee, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Releasees, from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

(a)    Any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

(b)    Any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, the sale of Company stock or Company’s repurchase of shares, including without limitation, any sale of Company stock acquired upon exercise of stock options, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c)    Any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; fraud; fraudulent inducement; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and any other cause of action;

(d)    Any and all claims for violation of any federal, state or municipal or local statute or ordinance, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Fair Credit and Reporting Act; the Age Discrimination in Employment Act of 1967; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Restraining Notification Act; the Family and Medical Leave Act; the California Family Rights Act; the California Labor Code; and the California Fair Employment and Housing Act;

(e)    Any and all claims for violation of the federal, or any state, constitution;

(f)    Any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g)    Any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the consideration received by Employee as a result of this Agreement;

(h)    Any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any stock transaction between Employee and the Company, including but not limited to any transactions pursuant to the June 15, 2000 Stock Option Agreement, the Option Exchange Program, the May 17, 2000 Stock Option Agreement, the Second May 17, 2000 Stock Option Agreement, the January 3, 2002 Stock Option Agreements, the July 2, 2001 Stock Option Agreement, the Purchase Agreement, the Stock Exchange Agreement and Release, the March Stock Option Agreement, the 1999 Stock Option Plan, the Stock Option Plan, the Note, the Supplemental Option Grant Program, and/or the Additional Officer Option Grant; and

(i)    Any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

5.    Civil Code Section 1542.    Employee represents that he is not aware of any claim by him other than the claims that are released by this Agreement. Employee acknowledges that he has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Employee, being aware of this code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

6.    Acknowledgment of Waiver of Claims under ADEA.    Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has forty-five (45) days within which to consider this Agreement; (c) he has been advised in writing by the Company of the class, unit, or group of individuals covered by the severance program, any eligibility factors for the program, any time limits applicable to the program, and the job titles and ages of all individuals who participated and did not participate in the program, as reflected in Exhibits A and B, attached hereto; (d) he has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; (e) this Agreement shall not be effective until after the revocation period has expired; and (f) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.

7.    No Pending or Future Lawsuits.    Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that he does not currently intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

8.    Confidentiality.    The Parties acknowledge that Employee’s agreement to keep the terms and conditions of this Agreement confidential was a material factor on which all Parties relied in entering into this Agreement. Employee hereto agrees to maintain in strict confidence the contents and terms of this Agreement and the consideration for this Agreement (collectively referred to as “Settlement Information”). Employee agrees that he is permitted to disclose Settlement Information only to his immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Employee’s counsel, his accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Employee further agrees that he will not publicize, directly or indirectly, any Settlement Information.

9.    No Cooperation.    Employee agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints (collectively “Claims”) by any third party against the Releasees, unless under a subpoena or other court order to do so. Employee further agrees both to immediately notify the Company upon receipt of any court order, subpoena, or any legal discovery device that seeks or might require the disclosure or production of the existence or terms of this Agreement, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or legal discovery device to the Company. The Parties agree that Employee’s initiation, presentation and/or prosecution of any Claims against any of the Releasees on his own behalf shall not constitute a violation of this Section 9 to the extent that such Claims have not been released or waived by this Agreement.

10.    Non-Disparagement.    Employee agrees to refrain from any defamation, libel or slander of the Releasees, and any tortious interference with the contracts, relationships and prospective economic advantage of the Releasees. Employee agrees that he shall direct all inquiries by potential future employers to the Company’s Chief Executive Officer.

11.    Breach.    Employee acknowledges and agrees that any breach of Sections 4, 5, or 9 by Employee shall constitute a material breach of the Agreement and shall entitle the Company immediately to recover the monetary consideration provided in Section 1(a) and immediately to recover and/or cease paying the consideration provided in Section 1(b), except as provided by law. Except as provided by law, Employee shall also be responsible to the Company for all costs, attorneys’ fees and any and all damages incurred by the Company in: (a) enforcing Employee’s obligations under Sections 4, 5, and 9, and (b) defending against a claim brought or pursued by Employee in violation of this Agreement. The Company acknowledges that any breach by the Company of Section 1 of the Agreement shall constitute a material breach of the Agreement and shall entitle Employee to rescind his obligations as set forth in Sections 4, 5 and 6. The Company shall also be responsible to Employee for all costs, attorneys’ fees and any and all damages incurred by Employee in enforcing the Company’s obligations under Section 1.

12.    Tax Consequences.    The Company makes no representations or warranties with respect to the tax consequences of the consideration provided to Employee or made on his behalf under the terms of this Agreement. Employee agrees and understands that he is responsible for payment, if any, of local, state and/or federal taxes on the payments made hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of: (a) Employee’s failure to pay, or Employee’s delayed payment of, federal or state taxes; or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

13.    No Admission of Liability.    The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of actual or potential disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be an admission of the truth or falsity of any claims made or any potential claims, or an acknowledgment or admission by either Party of any fault or liability whatsoever to the other Party or to any third party.

14.    Costs.    The Parties shall each bear their own costs, attorneys’ fees and any other fees incurred in connection with the preparation of this Agreement.

15.    ARBITRATION.    THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN SANTA CLARA COUNTY, BEFORE THE AMERICAN ARBITRATION ASSOCIATION UNDER ITS NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES AND CALIFORNIA LAW, OR BY A JUDGE TO BE MUTUALLY AGREED UPON. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES EXPRESSLY ACKNOWLEDGE THAT THEY ARE WAIVING ANY RIGHT TO A JURY TRIAL FOR ANY AND ALL CLAIMS COVERED BY THIS AGREEMENT.

16.    Authority.    The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

17.    Returning Company Property.    Employee agrees that no later than the Effective Date, he will deliver to the Company (and will not keep in his possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed or acquired by him or provided to him in connection with his employment with the Company or otherwise belonging to the Company, its successors or assigns.

18.    No Representations.    Each Party represents that it has consulted with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. In entering into this Agreement, neither Party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this Agreement.

19.    Severability.    In the event that any provision, or any portion thereof, becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without the provision or portion of the provision.

20.    Entire Agreement.    This Agreement represents the entire agreement and understanding between the Company and Employee concerning Employee’s employment with, compensation and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning Employee’s relationship with the Company (including the June 15, 2000 Stock Option Agreement), with the exception of the Proprietary Information Agreement, the Compensation Agreement, the New Focus, Inc. Stock Exchange Agreement and Release, the Purchase Agreement, the Note, the May 17, 2000 Option Agreement as amended, the Second May 17, 2000 Stock Option Agreement as amended, the January 3, 2002 Stock Option Agreements as amended, the July 2, 2001 Stock Option Agreement as amended, the 1999 Stock Option Plan, the Stock Option Plan, the Option Exchange Program and the March Stock Option Agreement, all of which remain in full force and effect to the extent not inconsistent with the terms of this Agreement.

21.    No Oral Modification.    This Agreement may only be amended in a writing signed by Employee and the Chief Executive Officer of the Company.

22.    Governing Law.    This Agreement shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California, without regard to choice-of-law principles.

23.    Attorneys’ Fees.    Except as provided in Section 11, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and expenses incurred in connection with such an action.

24.    Effective Date.    This Agreement is effective after it has been signed by both parties and after eight (8) days have passed since Employee has signed the Agreement, but no earlier than the Termination Date.

25.    Counterparts.    This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. Signatures transmitted by facsimile shall have the same validity, force and effect as original signatures.

26.    Voluntary Execution of Agreement.    This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a) They have read this Agreement;

(b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c) They understand the terms and consequences of this Agreement and of the releases it contains; and

(d) They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

NEW FOCUS, INC.

Dated:	August 21, 2002	By:	/s/ NICOLA PIGNATI
Nicola Pignati, President and Chief Executive Officer

Peter Hansen, an individual

Dated:	August 21, 2002	By:	/s/ PETER HANSEN
Peter Hansen